Exhibit 99.1

NEWS RELEASE

For More Information Contact:	For Release - January 23, 2007
J. Downey Bridgwater, Chairman, President
& Chief Executive Officer, (713) 507-2670
Zach L. Wasson, Executive Vice President &
Chief Financial Officer, (713) 507-1297

STERLING BANCSHARES REPORTS FOURTH QUARTER 2006 EARNINGS
Net Income of $12.8 Million or $0.18 per share

HOUSTON, TX, January 23, 2007 – Sterling Bancshares, Inc. (NASDAQ: SBIB) today reported net income of $12.8 million, or $0.18 per diluted share for the fourth quarter ended December 31, 2006.  Net income for the year ended December 31, 2006 was $45.8 million, or $0.66 per diluted share, a 27% increase compared with $36.2 million, or $0.53 per diluted share earned for 2005.

On October 31, 2006, Sterling Bancshares declared a three-for-two stock split, effected in the form of a stock dividend, to all shareholders of record on December 1, 2006.  All financial information presented reflects the three-for-two split.

“We are pleased to report strong 2006 earnings growth in the face of a competitive market and difficult interest rate environment,” commented J. Downey Bridgwater, President and Chief Executive Officer of Sterling.  “During 2006, we experienced significant improvements in our asset quality as reflected in the decreases in both nonperforming loans and net charge-offs.”

“During the year, we strengthened our management team by adding several key executives as well as redeploying members of the current management team into new roles,” Bridgwater continued. “These changes position Sterling to better focus on the automating and streamlining of various processes, expanding product lines and increasing our share in the markets we serve.”

Period-end total loans held for investment increased $387 million or 14.4% to $3.1 billion at December 31, 2006 compared to December 31, 2005.  Average loans held for investment were $3.1 billion for the fourth quarter of 2006, up $204 million or 7.1% linked-quarter and up $368 million or 13.7% from the fourth quarter of 2005.

The company experienced favorable improvements in asset quality during the fourth quarter of 2006. At December 31, 2006, nonperforming assets were $13.3 million or 0.42% of total loans and foreclosed properties compared to $22.4 million or 0.83% at December 31, 2005.  Net charge-offs for the fourth quarter of 2006 were $2.1 million or 0.27% annualized of average total loans, down from $3.0 million or 0.44% annualized for the fourth quarter of 2005.   Net charge-offs for the year ended December 31, 2006 were $5.7 million or 0.20% of average total loans, down from $13.0 million or 0.51% for 2005.  These improvements in asset quality and net charge-offs resulted in no additional provision for loan losses being recorded in the fourth quarter of 2006.

The allowance for loan losses at December 31, 2006 was $32.0 million and represented 1.02% of total period-end loans, compared with $31.2 million or 1.16% at December 31, 2005.  The allowance for loan losses as a percentage of nonperforming loans increased to 281.27% at December 31, 2006 from 142.99% at December 31, 2005.

Sterling Bancshares, Inc., News Release
January 23, 2007

Period-end total deposits increased $496 million to $3.3 billion at December 31, 2006, up 17.5% compared to December 31, 2005. Average total deposits for the fourth quarter of 2006 were up $321 million or 10.7% linked-quarter and up $509 million or 18.2% from the fourth quarter of 2005.

The Company’s average loan and deposit balances for the fourth quarter of 2006 benefited from having completed the acquisition of Bank of the Hills (“BOTH”) on September 29, 2006.  BOTH operates five banking offices in the San Antonio/Kerrville area, and had assets of approximately $328 million, loans of $151 million, and deposits of $298 million at the date of acquisition.

Net interest income for the fourth quarter of 2006 was $45.4 million, up $2.5 million or 5.8% linked-quarter, due primarily to increases in average loans and deposits.  The Company’s net interest margin decreased nine basis points to 4.78% for the fourth quarter of 2006 compared to 4.87% for the third quarter of 2006.  The decrease in net interest margin was driven, in large part, by the increase in average interest-bearing deposits and higher rates paid.  Net interest margin for the year ended December 31, 2006 was 4.87%, up 24 basis points from 4.63% for 2005.

Noninterest income was $8.2 million in the fourth quarter of 2006, up $1.6 million as compared with the fourth quarter of last year due, in part, to increases in customer service fees and gains on the sale of loans.  Additionally, during the fourth quarter of 2006, the Company completed two separate sale/leaseback transactions resulting in net pre-tax gains of $719 thousand. The Company sold one of its San Antonio locations for a total sales price of $1.8 million which resulted in a gain of $1.0 million.  In addition, the Company completed a separate sale/leaseback of 16 bank-owned locations for a total sales price of $28.3 million resulting in a deferred gain of $9.3 million. This gain will be recognized into income over the next 20 years. As part of this transaction, the Company recorded a net loss of $281 thousand which reduced other noninterest income.

Noninterest expense for the fourth quarter of 2006 was $34.5 million, up $5.9 million as compared with the fourth quarter of 2005.  Salaries and employee benefits increased $3.9 million in the fourth quarter of 2006 as compared with the same period in 2005.  The Company added 60 full-time equivalent employees during 2006 principally related to new office additions and to support growth.  The results of operations for BOTH were included in the Company’s financial results for the entire fourth quarter of 2006.

At December 31, 2006, Sterling had total assets of $4.1 billion, total loans of $3.1 billion and total deposits of $3.3 billion.  Shareholders’ equity of $409.3 million at December 31, 2006 was 9.94% of total assets.  Book value per common share at period-end was $5.76.

Conference Call

Management will host a conference call for investors and analysts that will be broadcast live via telephone and over the Internet on Tuesday, January 23, 2007 at 11:00 a.m. Eastern Time.  To participate, visit the Investor Relations section of the Company’s web site at www.banksterling.com or call (612) 288-0337.  An audio archive of the call will also be available on the web site beginning Wednesday, January 24, 2007.

Sterling Bancshares, Inc., News Release
January 23, 2007

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve risks and uncertainties and are based on beliefs and assumptions of management at the time that this release was prepared.  The Company does not assume any obligation to update the forward-looking statements.  There are several factors, many beyond the Company’s control that could cause results to differ significantly from expectations including adverse changes in the loan portfolio and the resulting credit risk-related losses and expenses; potential inadequacy of the allowance for credit losses; the ability to maintain or improve origination volumes; competitive influences on product pricing and the ability to integrate acquisitions and realize expected cost savings and revenue enhancements.  Additional factors can be found in the Company’s 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission’s web site (www.sec.gov).

About Sterling Bancshares

Sterling Bancshares, Inc., is a Houston-based bank holding company with total assets of $4.1 billion, which operates 45 banking centers in the greater metro areas of Houston, San Antonio, and Dallas, Texas. These cities are the 4th, 7th and 9th largest in the United States, respectively, based on population.  The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “SBIB”.

–Tables to follow–

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended			Year Ended

	Dec. 31, 2006	Sep. 30, 2006	Dec. 31, 2005	2006	2005

Profitability
Net Income	$12,810	$11,729	$11,262	$45,840	$36,222
Earnings per common share (1) (2)
Basic	$0.18	$0.17	$0.17	$0.67	$0.53
Diluted	$0.18	$0.17	$0.16	$0.66	$0.53
Return on average common equity (3)	12.47%	13.11%	13.34%	12.66%	11.07%
Return on average assets (3)	1.22%	1.21%	1.20%	1.18%	1.02%
Net interest margin	4.78%	4.87%	4.81%	4.87%	4.63%
Efficiency Ratio:
Consolidated	64.31%	64.61%	60.13%	64.62%	62.44%
Sterling Bank	62.11%	61.28%	57.18%	61.33%	58.75%
Liquidity and Capital Ratios
Average loans to average deposits	94.55%	97.04%	96.65%	95.85%	97.67%
Period-end stockholders’ equity to total assets	9.94%	9.38%	8.97%	9.94%	8.97%
Average stockholders’ equity to average assets	9.78%	9.27%	9.01%	9.33%	9.19%
Period-end tangible capital to total tangible assets	6.74%	6.30%	6.76%	6.74%	6.76%
Tier 1 capital to risk-weighted assets	8.64%	8.53%	9.99%	8.64%	9.99%
Total capital to risk-weighted assets	10.72%	10.68%	12.36%	10.72%	12.36%
Tier 1 leverage ratio (Tier 1 capital to average assets)	8.14%	8.69%	9.11%	8.14%	9.11%
Other Data
Shares used in computing earnings per common share (2)
Basic shares	71,027	68,142	68,085	68,834	67,932
Diluted shares	71,730	68,918	68,847	69,533	68,642
End of period common shares outstanding (2)	71,001	71,089	68,001	71,001	68,001
Book value per common share at period-end (2)
Total	$5.76	$5.62	$4.92	$5.76	$4.92
Tangible	$3.78	$3.66	$3.62	$3.78	$3.62
Cash dividends paid per common share (2)	$0.047	$0.047	$0.040	$0.186	$0.160
Common stock dividend payout ratio	25.83%	27.08%	24.18%	27.99%	30.00%
Full-time equivalent employees	1,074	1,068	1,014	1,074	1,014
Number of banking centers	45	45	40	45	40

STERLING BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(dollars in thousands)

	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005

ASSETS
Cash and cash equivalents	$134,775	$146,442	$106,531	$123,013	$147,154
Interest-bearing deposits in financial institutions	198	21,666	99	99	99
Trading assets	—	—	—	16,615	28,515
Available-for-sale securities, at fair value	409,351	527,806	455,122	488,372	495,945
Held-to-maturity securities, at amortized cost	164,263	167,243	120,153	124,346	123,053
Loans held for sale	54,722	72,789	24,215	6,924	8,354
Loans held for investment	3,077,845	3,030,344	2,856,661	2,751,804	2,691,008

Total loans	3,132,567	3,103,133	2,880,876	2,758,728	2,699,362
Allowance for loan losses	(32,027)	(34,146)	(31,882)	(31,116)	(31,230)

Loans, net	3,100,540	3,068,987	2,848,994	2,727,612	2,668,132
Premises and equipment, net	23,475	42,115	37,169	40,108	41,407
Real estate acquired by foreclosure	1,465	1,764	1,171	2,726	460
Goodwill	130,858	129,131	85,026	85,026	85,026
Core deposit intangibles, net	10,299	10,728	3,162	3,357	3,551
Accrued interest receivable	18,692	18,576	15,002	15,052	15,358
Other assets	123,643	129,666	117,491	119,252	118,159

TOTAL ASSETS	$4,117,559	$4,264,124	$3,789,920	$3,745,578	$3,726,859

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest-bearing demand	$1,058,135	$1,045,416	$1,033,743	$1,031,989	$1,045,937
Interest-bearing demand	1,229,313	1,207,722	1,032,465	1,083,486	1,017,832
Certificates and other time deposits	1,047,163	1,065,372	918,167	844,505	774,374

Total deposits	3,334,611	3,318,510	2,984,375	2,959,980	2,838,143
Short-term borrowings	220,675	372,250	330,700	280,875	392,850
Subordinated debt	46,135	46,018	44,358	45,110	46,238
Junior subordinated debt	56,959	56,959	52,836	82,475	82,475
Accrued interest payable and other liabilities	49,894	70,611	33,637	36,857	32,681

Total liabilities	3,708,274	3,864,348	3,445,906	3,405,297	3,392,387
COMMITMENTS AND CONTINGENCIES	—	—	—	—	—
SHAREHOLDERS’ EQUITY (2)
Common stock	71,938	71,839	68,679	68,543	68,187
Capital surplus	80,927	79,822	40,674	39,315	36,028
Retained earnings	272,179	262,678	254,125	246,036	239,171
Treasury stock	(10,902)	(8,540)	(6,111)	(3,975)	(1,984)
Accumulated other comprehensive loss, net of tax	(4,857)	(6,023)	(13,353)	(9,638)	(6,930)

Total shareholders’ equity	409,285	399,776	344,014	340,281	334,472

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,117,559	$4,264,124	$3,789,920	$3,745,578	$3,726,859

STERLING BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(dollars in thousands, except for per share data)

	Quarter Ended					Year Ended

	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	2006	2005

Interest income:
Loans, including fees	$62,884	$58,158	$55,265	$50,776	$50,052	$227,083	$175,521
Securities:
Taxable	5,824	5,902	6,011	6,149	6,032	23,886	24,936
Non-taxable	922	549	564	587	598	2,622	2,442
Trading assets	53	73	270	300	425	696	1,318
Federal funds sold	121	55	43	42	75	261	293
Deposits in financial institutions	59	34	32	58	54	183	93

Total interest income	69,863	64,771	62,185	57,912	57,236	254,731	204,603

Interest expense:
Demand and savings deposits	6,003	4,971	3,883	3,077	2,753	17,934	8,525
Certificates and other time deposits	12,097	9,898	8,542	7,134	6,535	37,671	20,148
Short-term borrowings	4,008	4,690	4,413	4,162	4,245	17,273	15,102
Subordinated debt	1,141	1,155	1,125	1,055	1,020	4,476	3,665
Junior subordinated debt	1,218	1,152	1,409	1,792	1,775	5,571	6,933

Total interest expense	24,467	21,866	19,372	17,220	16,328	82,925	54,373

Net interest income	45,396	42,905	42,813	40,692	40,908	171,806	150,230
Provision for credit losses	—	895	1,837	1,326	3,245	4,058	14,371

Net interest income after provision for credit losses	45,396	42,010	40,976	39,366	37,663	167,748	135,859

Noninterest income:
Customer service fees	3,547	3,313	3,061	2,577	2,895	12,498	11,615
Net gain (loss) on trading assets	—	—	(167)	(135)	15	(302)	147
Net gain (loss) on the sale of securities	(358)	—	—	—	—	(358)	60
Net gain on sale of loans	524	292	205	305	155	1,326	1,455
Other	4,491	3,899	5,920	3,743	3,494	18,053	13,682

Total noninterest income	8,204	7,504	9,019	6,490	6,559	31,217	26,959

Noninterest expense:
Salaries and employee benefits	19,706	18,843	18,822	18,675	15,763	76,046	61,229
Occupancy expense	4,153	4,018	4,061	3,843	4,164	16,075	15,556
Technology	2,098	1,695	1,615	1,474	1,520	6,882	5,524
Professional fees	1,841	1,408	1,473	1,425	1,731	6,147	6,527
Postage, delivery and supplies	861	801	903	790	901	3,355	3,238
Marketing	644	675	709	384	502	2,412	2,306
Core deposit intangibles amortization	428	195	194	195	205	1,012	521
Acquisition costs	—	638	—	—	—	638	831
Other	4,737	4,294	5,416	4,172	3,758	18,619	14,914

Total noninterest expense	34,468	32,567	33,193	30,958	28,544	131,186	110,646

Income before income taxes	19,132	16,947	16,802	14,898	15,678	67,779	52,172
Provision for income taxes	6,322	5,218	5,533	4,866	4,416	21,939	15,950

Net Income	$12,810	$11,729	$11,269	$10,032	$11,262	$45,840	$36,222

Earnings per share (1) (2):
Basic	$0.18	$0.17	$0.17	$0.15	$0.17	$0.67	$0.53

Diluted	$0.18	$0.17	$0.16	$0.15	$0.16	$0.66	$0.53

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended

	Dec. 31, 2006			Sep. 30, 2006

	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$64,172	$1,279	7.91%	$39,729	$799	7.98%
Loans held for investment:
Taxable	3,062,711	61,553	7.97%	2,860,125	57,323	7.95%
Non-taxable	3,721	52	5.59%	2,299	36	6.20%
Securities:
Taxable	522,402	5,824	4.42%	524,572	5,902	4.46%
Non-taxable	99,158	922	3.69%	57,965	549	3.76%
Trading assets	4,360	53	4.79%	6,642	73	4.35%
Federal funds sold	9,317	121	5.17%	4,487	55	4.83%
Deposits in financial institutions	4,923	59	4.79%	2,965	34	4.51%

Total interest-earnings assets	3,770,764	69,863	7.35%	3,498,784	64,771	7.34%
Noninterest-earning assets	395,780			331,270

Total Assets	$4,166,544			$3,830,054

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,193,946	$6,003	1.99%	$1,071,169	$4,971	1.84%
Certificates and other time	1,071,377	12,097	4.48%	920,615	9,898	4.27%
Short-term borrowings	299,667	4,008	5.31%	350,233	4,690	5.31%
Subordinated debt	46,288	1,141	9.78%	44,999	1,155	10.18%
Junior subordinated debt	56,960	1,218	8.48%	52,925	1,152	8.64%

Total interest-bearing liabilities	2,668,238	24,467	3.64%	2,439,941	21,866	3.56%
Noninterest-bearing sources:
Noninterest-bearing liabilities	1,090,815			1,035,191
Shareholders’ equity	407,491			354,922

Total Liabilities and Shareholders’ Equity	$4,166,544			$3,830,054

Net Interest Income & Margin		$45,396	4.78%		$42,905	4.87%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Year Ended

	2006			2005

	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate

Interest-Earning Assets:
Loan held for sale	$30,400	$2,427	7.98%	$10,130	$730	7.21%
Loans held for investment:
Taxable	2,867,308	224,490	7.83%	2,533,799	174,612	6.89%
Non-taxable	2,734	166	6.06%	2,530	179	7.06%
Securities:
Taxable	535,589	23,886	4.46%	595,425	24,936	4.19%
Non-taxable	69,175	2,622	3.79%	62,892	2,442	3.88%
Trading assets	11,881	696	5.85%	28,114	1,318	4.69%
Federal funds sold	5,371	261	4.87%	9,460	293	3.09%
Deposits in financial institutions	3,970	183	4.61%	2,596	93	3.58%

Total interest-earnings assets	3,526,428	254,731	7.22%	3,244,946	204,603	6.31%
Noninterest-earning assets	353,321			314,319

Total Assets	$3,879,749			$3,559,265

Interest-Bearing Liabilities:
Deposits:
Demand and savings	$1,093,652	$17,934	1.64%	$978,218	$8,525	0.87%
Certificates and other time	918,432	37,671	4.10%	692,724	20,148	2.91%
Short-term borrowings	345,138	17,273	5.00%	466,778	15,102	3.24%
Subordinated debt	45,522	4,476	9.83%	46,897	3,665	7.82%
Junior subordinated debt	64,210	5,571	8.68%	82,475	6,933	8.41%

Total interest-bearing liabilities	2,466,954	82,925	3.36%	2,267,092	54,373	2.40%
Noninterest-bearing sources:
Noninterest-bearing liabilities	1,050,762			965,051
Shareholders’ equity	362,033			327,122

Total Liabilities and Shareholders’ Equity	$3,879,749			$3,559,265

Net Interest Income & Margin		$171,806	4.87%		$150,230	4.63%

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended

	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005

Condensed Average Balance Sheet
Loans held for sale	$64,172	$39,729	$9,434	$7,541	$10,106
Loans held for investment	3,066,432	2,862,424	2,817,743	2,729,952	2,698,033

Total loans	3,130,604	2,902,153	2,827,177	2,737,493	2,708,139
Available-for-sale securities, at fair value	455,512	454,972	474,554	492,641	504,508
Held-to-maturity securities, at amortized cost	166,048	127,565	122,563	125,408	115,739
Trading assets	4,360	6,642	17,969	18,770	31,700
Other earning assets	14,240	7,452	6,268	9,371	13,363

Total earning assets	3,770,764	3,498,784	3,448,531	3,383,683	3,373,449
Goodwill	129,715	85,978	85,026	85,026	84,506
Core deposit intangibles, net	10,509	3,224	3,250	3,455	3,662
All other non-interest earning assets	255,556	242,068	249,339	259,862	256,734

Total assets	$4,166,544	$3,830,054	$3,786,146	$3,732,026	$3,718,351

Noninterest-bearing demand	$1,045,883	$998,857	$1,012,805	$997,237	$1,033,805
Interest-bearing deposits:
Interest-bearing demand	1,193,946	1,071,169	1,059,200	1,048,948	995,652
Jumbo certificates of deposits	635,943	561,207	534,952	490,434	470,255
Regular certificates of deposit	310,134	239,866	223,698	215,951	221,109
Brokered certificates of deposit	125,300	119,542	112,686	101,092	81,319

Total deposits	3,311,206	2,990,641	2,943,341	2,853,662	2,802,140
Short-term borrowings	299,667	350,233	354,102	377,349	421,600
Subordinated debt	46,288	44,999	44,784	46,021	46,137
Junior subordinated debt	56,960	52,925	64,887	82,475	82,475
Accrued interest payable and other liabilities	44,932	36,334	34,155	32,339	30,994

Total liabilities	3,759,053	3,475,132	3,441,269	3,391,846	3,383,346
Total shareholders’ equity	407,491	354,922	344,877	340,180	335,005

Total liabilities and shareholders’ equity	$4,166,544	$3,830,054	$3,786,146	$3,732,026	$3,718,351

	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005

Period-end Loans:
Loans held for sale	$54,722	$72,789	$24,215	$6,924	$8,354
Loans held for investment:
Commercial and industrial	851,973	798,928	808,751	781,073	764,141
Real Estate:
Commercial	1,338,831	1,326,732	1,284,059	1,266,234	1,224,129
Construction and development	598,030	601,429	520,129	455,097	438,569
Residential mortgage	209,226	220,285	171,647	178,493	190,771
Consumer/other	79,785	82,970	72,075	70,907	73,398

Loans held for investment	3,077,845	3,030,344	2,856,661	2,751,804	2,691,008

Total period-end loans	$3,132,567	$3,103,133	$2,880,876	$2,758,728	$2,699,362

Period-End Deposits:
Noninterest-bearing demand	$1,058,135	$1,045,416	$1,033,743	$1,031,989	$1,045,937
Interest-bearing demand	1,229,313	1,207,722	1,032,465	1,083,486	1,017,832
Certificates and other time deposits:
Jumbo	610,330	633,745	564,365	522,262	467,672
Regular	307,419	312,834	231,329	219,605	216,585
Brokered	129,414	118,793	122,473	102,638	90,117

Total period-end deposits	$3,334,611	$3,318,510	$2,984,375	$2,959,980	$2,838,143

STERLING BANCSHARES, INC.
SELECTED FINANCIAL INFORMATION (Unaudited)
(dollars in thousands)

	Quarter Ended					Year Ended

	Dec. 31, 2006	Sep. 30, 2006	Jun. 30, 2006	Mar. 31, 2006	Dec. 31, 2005	2006	2005

Allowance For Credit Losses
Allowance for loan losses at beginning of period	$34,146	$31,882	$31,116	$31,230	$31,227	$31,230	$29,406
Charge-offs:
Commercial, financial and industrial	1,493	458	1,393	1,028	2,998	4,372	12,410
Real estate, mortgage and construction	1,637	798	439	1,005	29	3,879	1,768
Consumer	420	413	253	113	364	1,199	1,535

Total charge-offs	3,550	1,669	2,085	2,146	3,391	9,450	15,713

Recoveries:
Commercial, financial and industrial	1,261	777	782	385	319	3,205	1,773
Real estate, mortgage and construction	71	3	2	3	4	79	711
Consumer	99	143	145	120	38	507	268

Total Recoveries	1,431	923	929	508	361	3,791	2,752

Net charge-offs	2,119	746	1,156	1,638	3,030	5,659	12,961
Allowance for credit losses associated with acquired institutions	—	2,152	—	—	—	2,152	761
Provision for loan losses	—	858	1,922	1,524	3,033	4,304	14,024

Allowance for loan losses at end of period	$32,027	$34,146	$31,882	$31,116	$31,230	$32,027	$31,230

Reserve for unfunded loan commitments at beginning of period	927	890	975	1,173	961	1,173	826
Provision for losses on unfunded loan commitments	—	37	(85)	(198)	212	(246)	347

Reserve for unfunded loan commitments at end of period	927	927	890	975	1,173	927	1,173

Total allowance for credit losses	$32,954	$35,073	$32,772	$32,091	$32,403	$32,954	$32,403

Nonperforming Assets
Nonperforming loans:
Nonaccrual	$10,611	$14,750	$12,395	$19,220	$21,841	$10,611	$21,841
Restructured	776	—	—	—	—	776	—
Real estate acquired by foreclosure	1,465	1,764	1,171	2,726	460	1,465	460
Other repossessed assets	404	291	412	418	137	404	137

Total nonperforming assets	$13,256	$16,805	$13,978	$22,364	$22,438	$13,256	$22,438

Potential problem loans	$32,201	$38,761	$43,846	$47,517	$58,011	$32,201	$58,011

Accruing loans past due 90 days or more	$2,731	$308	$543	$3,254	$162	$2,731	$162

Ratios
Period-end allowance for credit losses to period-end loans	1.05%	1.13%	1.14%	1.16%	1.20%	1.05%	1.20%
Period-end allowance for loan losses to period-end loans	1.02%	1.10%	1.11%	1.13%	1.16%	1.02%	1.16%
Period-end allowance for loan losses to nonperforming loans	281.27%	231.50%	257.21%	161.90%	142.99%	281.27%	142.99%
Nonperforming assets to period-end loans and foreclosed assets	0.42%	0.54%	0.48%	0.81%	0.83%	0.42%	0.83%
Nonperforming loans to period-end loans	0.36%	0.48%	0.43%	0.70%	0.81%	0.36%	0.81%
Nonperforming assets to period-end assets	0.32%	0.39%	0.37%	0.60%	0.60%	0.32%	0.60%
Net charge-offs to average loans (3)	0.27%	0.10%	0.16%	0.24%	0.44%	0.20%	0.51%

STERLING BANCSHARES, INC.
FOOTNOTES TO EARNINGS RELEASE

(1)

Earnings per share in each quarter is computed individually using the weighted-average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted-average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period earnings per share.

(2)	The share and per share information presented reflects the retroactive effect of a three-for-two stock split in the form of a stock dividend effective on December 1, 2006.

(3)	Interim periods annualized.